Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126056) of CONSOL Energy Inc. and Form S-8 (No. 333-131497) of CNX Gas Corporation of our report dated December 15, 2009 relating to the financial statements and supplemental schedule of the CONSOL Energy Inc. Investment Plan for Salaried Employees for the year ended December 31, 2008, which appears in this Form 11-K/A.

/s/ McCrory & McDowell LLC

Pittsburgh, Pennsylvania

December 15, 2009